EXHIBIT 99.3

Screen Media Ventures, LLC and Subsidiaries

New York City, New York

Contents

Page Number
Financial Statements

Condensed Consolidated Balance Sheets at September 30, 2017 (unaudited) and December 31, 2016	2

Unaudited Condensed Consolidated Statements of Operations and Members' Deficiency for the nine months ended September 30, 2017 and 2016	3

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2017 and 2016	4

Notes to Unaudited Condensed Consolidated Financial Statements	5- 12

1

Screen Media Ventures, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(unaudited)

ASSETS

Current Assets
Cash and cash equivalents	$297,969	$2,097
Accounts receivable, net	2,262,560	3,080,037
Inventory	431,138	395,140
Prepaid expenses	235,464	286,476
Total current assets	3,227,131	3,763,750

Fixed Assets
Equipment and improvements, net	184,644	244,011

Other Assets
Accounts receivable, noncurrent	467,313	247,128
Film library, net	23,596,658	23,099,883
Website and other development costs, net	733,279	1,138,071

Total other assets	24,797,250	24,485,082
Total assets	$28,209,025	$28,492,843

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$1,258,127	$908,842
Customer deposits	247,245	220,109
Accrued participation costs, current	443,514	410,479
Film library acquisition obligations	853,600	678,100
Revolving credit facility, net of deferred financing costs of $341,445 and $220,995, respectively	13,246,300	13,447,740
Notes payable, convertible debt	14,000,000	14,000,000
Accrued interest on convertible debt	11,422,256	11,182,861
Total current liabilities	41,471,042	40,848,131

Noncurrent Liabilities
Deferred rent	160,917	195,947
Accrued participation costs	1,774,052	1,641,916
Total noncurrent liabilities	1,934,969	1,837,863

Commitments and contingencies

Members' deficiency	(15,196,986)	(14,193,151)
Total liabilities and members' deficit	$28,209,025	$28,492,843

See accompanying notes to unaudited condensed consolidated financial statements

2

Screen Media Ventures, LLC and Subsidiaries

Condensed Consolidated Statements of Operations and Members' Deficiency

(unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Revenue:

Video revenue	$1,255,477	$2,341,026
Film revenue	6,776,283	10,065,364

Total revenues	8,031,760	12,406,390

Less: returns and allowances	(596,990)	(1,087,630)

Net revenue	7,434,770	11,318,760

Cost of revenue
Amortization of film library	2,003,540	2,835,967
Video and film distribution costs	1,275,710	1,678,643

Total cost of revenue	3,279,250	4,514,610

Gross profit	4,155,520	6,804,150

Operating expenses:
Selling, payroll and employee benefits	1,915,045	2,301,659
Bad debt expense	204,093	434,558
Other selling, general and administrative expenses	1,290,190	1,450,160

Total operating expenses	3,409,328	4,186,377

Income from operations before depreciation and amortization	746,192	2,617,773
Depreciation and amortization	489,261	611,460

Income from operations	256,931	2,006,313

Other expenses
Interest expense	(1,241,944)	(999,329)
Loss on sale of accounts receivable	(1,190)	-

Total other expenses	(1,243,134)	(999,329)

Net (loss) income	(986,203)	1,006,984

Members' deficiency - beginning	(14,193,151)	(16,000,757)

Members' draws	(17,632)	(9,159)

Members' deficiency - ending	$(15,196,986)	$(15,002,932)

See accompanying notes to unaudited condensed consolidated financial statements.

3

Screen Media Ventures, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2017	2016

Cash flows from Operating Activities:

Net (loss) income	$(986,203)	$1,006,984
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	489,261	611,460
Amortization of film library	2,003,541	2,835,967
Amortization of deferred financing costs	275,419	80,930
Bad debt expense	466,842	434,556
Loss on sale of accounts receivable	1,190	-
Changes in operating assets and liabilities:
Trade accounts receivable	129,259	(403,815)
Prepaid expenses	36,408	43,606
Inventory	(21,394)	(33,357)
Film library	(2,324,816)	(4,792,271)
Accounts payable and accrued expenses	615,814	711,216
Deferred rent	(35,030)	5,839
Accrued participation costs	165,172	(221,235)

Net cash provided by operating activities	815,463	279,880

Cash flows from Investing Activities:

Purchase of property, plant and equipment	(12,743)	(80,264)
Website development costs	(12,358)	(179,630)

Net cash used in investing activities	(25,101)	(259,894)

Cash flows from Financing Activities:

Members' draws	(17,632)	(9,159)
Proceeds from revolving credit facility	6,656,611	10,398,687
Repayments of revolving credit facility	(6,737,599)	(10,316,334)
Payment of deferred financing cost	(395,870)	(150,097)

Net cash used in financing activities	(494,490)	(76,903)

Net increase (decrease) in cash and cash equivalents	295,872	(56,917)

Cash and cash equivalents at beginning of period	2,097	126,822

Cash and cash equivalents at end of the period	$297,969	$69,905

Supplemental data:
Interest paid in cash	$549,436	$654,821

See accompanying notes to the unaudited condensed consolidated financial statements.

4

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 – The Company, Description of Business and Sale of the Company

Screen Media Ventures, LLC and Subsidiaries (the “Company”), is a limited liability company formed in Delaware on May 28, 1999. The Company acquires, markets, promotes and distributes feature length motion picture film rights to television broadcast stations, networks and other parties throughout the United States and in other countries around the world. The Company also distributes films in DVD formats to the retail and rental markets, releases films theatrically throughout the United States and distributes films into various digital delivery systems and video on demand (“VOD”) platforms.

As discussed in Note 9 – “Subsequent Events”, on November 3, 2017, Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) entered into an Agreement and Plan of Merger with the Company, whereby CSS Entertainment acquired all of the outstanding equity ownership interests of the Company.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The condensed consolidated balance sheet as of December 31, 2016 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

The unaudited condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at September 30, 2017, and the results of its operations for the nine months ended September 30, 2017 and 2016. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s audited financial statements for the years ended December 31, 2016, 2015 and 2014.

Going Concern

The accompanying condensed consolidated unaudited financial statements have been prepared assuming that the Company continues as a going concern. The Company’s independent auditors and their reports thereon, raised substantial doubt about its ability to continue as a going concern. This resulted primarily due to the Company’s inability to obtain extensions on their notes payable that were due on October 31, 2017, and the Company’s working capital deficit as of December 31, 2016. The condensed consolidated unaudited financial statements do not include any adjustments that may have resulted from the outcome of these uncertainties. However, as described in Note 9 – “Subsequent Events”, on November 3, 2017, CSS Entertainment acquired all of the outstanding equity ownership interests of the Company. Furthermore, as of the closing of the acquisition, the notes payable described above were terminated and security interests were released, and as a result, the Company had no indebtedness for borrowed money.

5

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include returns and allowances on DVD sales and management’s forecast of anticipated revenues from distributing the motion picture rights of its film library in order to evaluate its ultimate recoverability. Management periodically reviews such estimates, which determine the amortization of the film library and it is reasonably possible that management’s assessment of recoverability of individual films may change based on actual results and other factors. The reserve for returns and allowances related to DVD sales as of September 30, 2017 and 2016 was approximately $597,000 and $1,088,000, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less and consist primarily of money market funds. Such investments are stated at cost, which approximates fair value.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions. These valuations require significant judgment and estimates.

At September 30, 2017 and December 31, 2016, the fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, accrued participation costs and film library acquisition obligations, approximated their carrying value due to the relatively short-term nature of these instruments.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collections have been exhausted and the potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. Estimated losses resulting from uncollectible accounts are reported as bad debt expense in the condensed consolidated statements of operations. At September 30, 2017 and December 31, 2016, an allowance for uncollectible accounts was approximately $414,000 and $438,000, respectively.

6

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

For the nine months ended September 30, 2017 and for the year ended December 31, 2016, the Company had $262,750 and $0, respectively, of accounts receivable write offs.

Inventory

Inventory consists of DVD films held for resale to wholesale and retail customers. Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for all inventories. Market value is based on net realizable value. When the net realizable value falls below its cost, a provision for write-downs is recorded.

Fixed Assets

The company capitalizes all expenditures for property, plant and equipment in excess of $1,000 at cost. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts and the remaining gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Depreciation for leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Website development costs

Website development costs are stated at historical cost and amortization is computed on a straight-line basis over the estimated life of five years from the date of implementation.

Film library

Film library represents the cost of acquiring film distribution rights and related acquisition cost and accrued participation cost. Film library is amortized using the individual-film-forecast-computation method. Film library is stated at the lower of unamortized cost or fair value.

Amortization is based upon management’s best estimate of total future, or ultimate revenue. Amortization is adjusted when necessary to reflect increases or decreases in forecasted ultimate revenues. Ultimate revenues can include revenues for up to twenty years from the acquisition date for previously released films (ten years for a new release). The Company generally acquires distribution rights covering periods of ten or more years.

Film library acquisition obligations

Film library acquisition obligations represent liabilities incurred in connection with the acquisition of film libraries. Pursuant to the film distribution rights agreements, the company’s right to distribute films may revert to the licensor in the event that the company is unable to satisfy its remaining financial obligations with respect to the acquisition of those distribution rights.

Deferred financing costs

Deferred financing costs of $341,995 are included as a reduction to the revolving credit facility liability. The amounts are being amortized over the remaining term of the loan. Accumulated amortization as of September 30, 2017 and December 31, 2016 was $5,340,474 and $5,065,054, respectively. Amortization expense of $275,419 and $80,930 for the nine months ended September 30, 2017 and 2016, respectively, was included as a component of interest expense.

7

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Income Taxes

Pursuant to Section 701 of the Internal Revenue Code, the Company is treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits passed through to the members.

As such, no recognition of federal or state income taxes has been provided for in the accompanying financial statements. Provisions have been made for applicable local income taxes. An uncertain tax position taken by the member is not an uncertain position of the company.

A tax position must meet a minimum probability threshold before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

The Company is subject to taxation in various jurisdictions. The Company is subject to examination by U.S. federal, state and local authorities for the years 2013 through 2016.

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that a long-lived asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying value of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Revenue Recognition

The Company generally licenses multi-film packages to its customers. Revenues from multi-film sales are allocated per title and recognized upon initial availability for exploitation by customers. Revenues from digital distribution and VOD platforms are recorded when revenue is reported by their respective platforms. The amounts of unrecognized revenues, prior to the initial availability of certain films, were approximately $1.1 million and $1.9 million as of September 30, 2017 and 2016, respectively.

Sales of DVD units are generally recorded upon their shipment to customers and provisions for future returns and allowances are established based upon historical experience.

8

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Deferred rent

The Company’s lease agreement provides for scheduled rent increases during the lease term or for rental payments commencing at a date other than initial occupancy. Rent expense is recognized on a straight-line basis over the term of the respective lease.

The Company received a tenant improvement allowance as a lease incentive. Tenant allowance represents landlord contributions to the construction costs of improving the related leased property. Total construction costs are capitalized as leasehold improvements, and the landlord construction allowance is recorded as a component of deferred rent which is amortized as a reduction of rent expense over the term lease.

Participation costs

The Company accrues for participation costs using the individual-film-forecast computation method, which accrues such costs in the same ratio that current period revenue bears to remaining ultimate revenue as of the beginning of the current year. These costs are capitalized and amortized as part of the film library.

Concentration of Credit Risk

The Company maintains cash balances at its bank. Accounts for each entity are insured by the Federal Deposit Insurance Corporation subject to certain limitations. At various times during the fiscal year, the Company’s cash in bank balances exceeded the federally insured limits. The uninsured balance at September 30, 2017 and December 31, 2016 was $47,969 and $0, respectively.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash in bank, revenue and accounts receivable. Concentrations of credit risk with respect to accounts receivable and revenue are significant due to the small number of customers comprising the Company’s customer base.

For the nine months ended September 30, 2017 and 2016, the Company generated 16% and 14%, respectively, of its revenue from foreign contracts. Contracts are entered into based upon an evaluation of customer’s financial condition, and generally some advance payment is required. Additionally, one of the Company’s subscription VOD customers accounted for approximately 9% and 16% of net revenues for the nine months ended September 30, 2017 and 2016, respectively.

For the nine months ended September 30, 2017, approximately 28% of the Company’s total accounts receivable were due from foreign customers.

Note 3 – Equipment and Improvements

Equipment and improvements, net of depreciation, consists of the following:

9

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

	September 30,	December 31,
	2017	2016

Furniture and fixtures	$114,710	$104,541
Computer equipment	595,036	592,462
Leasehold improvements	401,655	401,655
	1,111,401	1,098,658
Accumulated depreciation	(926,757)	(854,647)
Equipment and improvements, net	$184,644	$244,011

Depreciation expense was $72,110 for the nine months ended September 30, 2017 and $100,054 for the year ended December 31, 2016.

Note 4 – Film Library

Film library, net of amortization, consists of the following:

	September 30,	December 31,
	2017	2016

Acquisition costs	120,444,906	117,944,590

Accumulated amortization	(96,848,248)	(94,844,707)

Film library, net	$23,596,658	$23,099,883

Amortization expense for the film library was $2,003,540 and $2,835,967 for the nine months ended September 30, 2017 and 2016, respectively.

Note 5 – Website Development Costs

Website development costs, net of amortization, consists of the following:

	September 30,	December 31,
	2017	2016

Historical costs	3,715,400	3,703,042

Accumulated amortization	(2,982,121)	(2,564,971)

Website development costs, net	$733,279	$1,138,071

Amortization expense for the website development costs was $417,150 and $535,750 for the nine months ended September 30, 2017 and 2016, respectively.

10

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 6 – Revolving Credit Facility and Notes Payable

Revolving Credit Facility

The Company had an available $13,950,000 revolving credit facility with a bank, $13,587,745 of which was outstanding as of September 30, 2017. The Company has executed a forbearance agreement with the bank which was due to expire on October 31, 2017, such date extended to November 3, 2017 to allow for the sale of the Company. As of the closing of the acquisition, the revolving credit facility was terminated and security interests related thereto were released, and as a result, the Company had no indebtedness under the revolving credit facility (Note 9).

Interest was payable on the revolving credit facility on the last day of each quarter and at the expiration of the LIBOR notes. The rate was the greater of 5% (4.5% if certain objectives are met) or applicable margin of 3.25% over Alternative Base Rate Loans (Prime), and 4.25% over Eurodollar Loans (LIBOR). During the forbearance period, the Company’s option to borrow on LIBOR was eliminated.

Interest expense on the revolving credit facility for the nine months ended September 30, 2017 and 2016 was $727,130 and $680,952, respectively.

Notes Payable

The Company had also entered into an investment agreement which provided for convertible notes of $15,000,000 secured with a subordinated interest to the revolving credit facility agreement and was due to expire on December 31, 2017. The notes and all unpaid interest bore interest at a rate of 1.17%, and at the option of the Company, interest was to be paid in cash, or accrue to the extent not paid. Accrued interest payable as of September 30, 2017 and December 31, 2016 (before the equity conversion mentioned below) is $11,422,256 and $11,182,861, respectively. Upon maturity of the notes, the holders could have required the Company to purchase, whether converted or not, either Special Class A Common Units or pay their equivalent value if unconverted. As of the closing of the acquisition, the convertible notes were terminated and security interests related thereto were released, and as a result, the Company had no indebtedness with respect to the convertible notes (Note 9).

Interest expense on the notes for the nine months ended September 30, 2017 and 2016 was $239,395 and $237,447, respectively.

All borrowings under the revolving credit facility and the convertible notes were collateralized by substantially all of the Company’s assets, prior to the sale of the Company.

Note 7 – Members’ Capital

The Company’s membership interests consist of Class A Common Units. On November 3, 2017, CSS Entertainment acquired all of the outstanding equity ownership interests of the Company (Note 9).

In accordance with the Company’s amended and restated operating agreement, the Company was obligated to make annual distributions to the members at the rate of 45% of the Company’s taxable income.

Holders of Class A Common Units were entitled to one vote for each unit held. They were not entitled to any distributions, except for tax reimbursement distributions, until the holders of the notes payable and the revolving credit facility were repaid in full.

11

Screen Media Ventures, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 8 – Commitments and Contingencies

The Company leases its office facilities under the terms of a non-cancelable operating lease agreement that expires on February 28, 2020. Rent expense for the nine months ended September 30, 2017 and 2016 was $455,082 for each period. Future minimum lease payments under the operating lease agreement in excess of one year as of September 30, 2017 are as follows:

Year Ending December 31,	Amount

2017 (Oct - Dec)	$99,997
2018	408,025
2019	417,206
2020	71,043
$996,271

In the normal course of business, the Company is subject to various legal claims by third parties. The Company establishes accruals for litigation when those matters present loss contingencies that are both probable and estimable. When loss contingencies are not both probable and estimable, the Company does not establish accruals. As of September 30, 2017, the Company does not believe that its loss contingencies arising from pending litigation will have a material effect on the Company’s financial position, cash flows or results of operations.

Note 9 – Subsequent Events

On November 3, 2017, CSS Entertainment, a Delaware corporation and publicly-traded company, entered into an Agreement and Plan of Merger (the “Agreement”) with the Company and its wholly owned subsidiaries, whereby CSS Entertainment acquired all of the outstanding equity ownership interests of the Company for a total purchase price of $5,329,905. CSS Entertainment paid the purchase price using cash on hand and by issuing common stock warrants to purchase up to an aggregate of 50,000 shares of its Class A common stock at $12.00 per share to the former principal equity holder and chief executive officer of the Company (the “Former CEO”). Additionally, on January 2, 2018, CSS Entertainment issued 35,000 shares of its Class A common stock to the Former CEO.

Immediately prior to the execution of the Agreement, all subordinated indebtedness owed by the Company or any of its subsidiaries was transferred and assumed by an entity owned and controlled by the Former CEO of the Company, and all obligations owed by the Company with respect thereto were terminated, and the security interests related thereto were released. In addition, the majority of the purchase price paid pursuant to the Agreement was paid to the Company’s banks in full satisfaction of all principal and interest owed by the Company under all loans to such banks, As a result of the foregoing transactions, the Company, as of the closing of the Agreement, had no indebtedness for borrowed money.

12